UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

AirNet Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-28217	59-3218138
(Commission File Number)	(IRS Employer Identification No.)

3950 Dow Road, Melbourne, Florida 32934

(Address of Principal Executive Offices) (Zip Code)

(321) 984-1990

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On August 21, 2003, AirNet Communications Corporation (the “Company”) filed a Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to eliminate the Company’s previously authorized preferred stock and to eliminate Annex I of the Eighth Amended and Restated Certificate of Incorporation containing the Certificate of Designation of the Series B Preferred Stock, none of which remain outstanding. This Certificate of Amendment was approved by the Company’s stockholders at its annual meeting of stockholders held on August 8, 2003. The Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation is attached to this Form 8-K as Exhibit 3.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
3.1	Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2003	AirNet Communications Corporation By: /s/ Stuart P. Dawley Stuart P. Dawley Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation